POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

ALPHACENTRIC PRIME MERIDIAN INCOME FUND, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the Treasurer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints MICHAEL V. WIBLE, JoAnn Strasser, CASSANDRA BORCHERS, BIBB STRENCH, ANDREW DAVALLA and don Mendelsohn, as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement (File Nos. 333-216033 and 811-23230), hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this _19th_day of September, 2018.

/s/ Peter Lowden _________________________

Peter Lowden

Treasurer, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

STATE OF CALIFORNIA                                           )

)       ss:

COUNTY OF CONTRA COSTA                                 )

Before me, a Notary Public, in and for said county and state, personally appeared Peter Lowden, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this _19th___ day of September, 2018.

__/s/ Amy L. Palmer_____________________

Notary Public

My commission expires: 9/3/2022